Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of Suzano S.A. (No. 333- 286881), Suzano Austria GmbH (No. 333- 286881-01) and Suzano Netherlands B.V. (No. 333- 286881-02) of our report dated February 10, 2026 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.
/s/ PricewaterhouseCoopers Auditores Independentes Ltda.
São Paulo, Brazil
March 23, 2026